UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2025

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 12, 2025, Leap Therapeutics, Inc. (the “Company”) received a notification letter (the “Closing Bid Price Deficiency Letter”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the previous 30 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Company had 180 days, or until September 8, 2025, to regain compliance with Rule 5550(a)(2) by maintaining a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Additionally, Nasdaq notified the Company that it might be eligible for an additional compliance period of 180 calendar days if, on September 8, 2025, the Company met the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on the Nasdaq Capital Market (with the exception of the closing bid price requirement) based on the Company’s then most recent public filings and market information, and the Company provided written notice to Nasdaq of its intent to cure during such additional compliance period of 180 calendar days the deficiency in the Company’s compliance with the minimum closing bid price requirement of Rule 5550(a)(2), including, without limitation, by effecting a reverse stock split, if necessary.

On September 2, 2025, the Company submitted a request to Nasdaq for an additional 180 calendar day period to regain compliance with the minimum bid price requirement and gave notice of its intention to cure the deficiency during the second compliance period by effecting a reverse split, if necessary.

On September 10, 2025, the Company received a letter (the “Second Bid Price Grace Period Letter”) from Nasdaq advising that the Company has been granted an additional 180 calendar day period, or until March 9, 2026, to regain compliance with the minimum bid price requirement. The determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement. The second 180 day period relates exclusively to the bid price deficiency, and the Company may be delisted during the 180 days for failure to maintain compliance with any other listing requirements which occurs during this period.

The Company intends to monitor closely the closing bid price of its common stock, and the other listing requirements, and to consider plans for regaining compliance with Rule 5550(a)(2). The Company may, if appropriate, consider implementating a reverse stock split of its outstanding common stock to regain compliance with the minimum bid price requirement. While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with the bid price requirement or maintain compliance with the other applicable listing requirements during the additional 180 calendar day compliance period ending on March 9, 2026. If compliance cannot be demonstrated by March 9, 2026, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel and be asked to provide a plan to regain compliance. There can be no assurance that the Company would appeal Nasdaq’s delisting determination or that such an appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: September 11, 2025	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	President & CEO